UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2010
AMERICAN NATIONAL INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Moody Plaza Galveston, Texas	77550-7999

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (409) 763-4661
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a). Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.
At its annual meeting on April 30, 2010, the Board of Directors of American National Insurance Company (the “Company”) approved an amendment to Article VII of the Company’s Bylaws, to be effective immediately. As amended, Article VII of the Bylaws provides that, acting jointly, any two of certain designated officers (Chairman of the Board, President, Chief Financial Officer, Secretary or Treasurer) may (i) take action to open, operate, maintain and close various Company accounts, (ii) act as signatories on Company accounts, and (iii) designate others who are authorized to disburse Company funds and effect deposits and withdrawals of Company funds. Previously, Article VII of the Bylaws addressed Company bank accounts only and vested certain authority to any two of the following officers: Chairman of the Board, President, Treasurer or Comptroller.
The foregoing summary description of the amendment to Article VII of the Bylaws is qualified in its entirety by reference to the complete text of the amended Bylaws attached as Exhibit 3.2 and incorporated by reference herein.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on April 30, 2010 (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company voted on the election of directors to serve for the ensuing year and until their successors are elected. The Company is providing the following information regarding the results of stockholder voting at the Annual Meeting.

Director Name	Votes For	Votes Withheld

Arthur O. Dummer	23,095,190	1,489,685
Dr. Shelby M. Elliott	23,607,006	977,869
G. Richard Ferdinandtsen	24,325,635	259,240
Frances Anne Moody-Dahlberg	24,325,619	259,256
Robert L. Moody, Sr.	23,993,500	591,375
Russell S. Moody	23,015,117	1,569,758
William L. Moody IV	23,117,739	1,467,136
Frank P. Williamson	24,404,242	180,633
James D. Yarbrough	24,404,628	180,247
There were no broker non-votes in connection with this matter.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is filed herewith:

Exhibit No.	Description

3.2	Bylaws, as amended

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY.
By:	/s/ Stephen E. Pavlicek
	Name:	Stephen E. Pavlicek
	Title:	Senior Vice President and Chief Financial Officer

Date: May 5, 2010

Exhibit Index

Exhibit No.	Description

3.2	Bylaws, as amended